UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2016

COMMONWEALTH INCOME & GROWTH FUND V
(Exact name of registrant as specified in its charter)

Pennsylvania	333-108057	65-1189593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

17755 US Highway 19 North, Suite 400, Clearwater, FL	33764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (727) 450-0750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Commonwealth Capital Securities Corp. (“CCSC”), pursuant to its obligations under Regulation FD (17 CFR 243.100 and 243.101), issued a press release on August 24, 2016, in accordance with the requirements of Rule 100(a) of Regulation FD (17 CFR 243.100(a)). CCSC was the Dealer-Manager for the Registrant during the offering period. CCSC has no further duties or commitments with the Registrant.

On August 24, 2016, Commonwealth Capital Corp. (“CCC”) released a notice via public wire that announced that the CCC board of directors established a new board of directors for CCSC. Furthermore, Henry Abbott was appointed Chief Executive officer and President of CCSC. James Pruett was promoted from Compliance Officer to Chief Compliance officer.

On August 23, 2016, the National Adjudicatory Council (“NAC”) of the Financial Industry Regulatory Authority (“FINRA”) affirmed the sanctions and bar of Kimberly Springsteen-Abbott issued by the Extended Hearing Panel. Ms. Springsteen-Abbott is pursuing various possibilities to challenge the NAC decision.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 press release dated August 24, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMONWEALTH INCOME & GROWTH FUND V
BY: COMMONWEALTH INCOME & GROWTH FUND, INC., General Partner

August 26, 2016	By: /s/ Kimberly A. Springsteen-Abbott
Date	Kimberly A. Springsteen-Abbott
Chief Executive Officer Commonwealth Income & Growth Fund, Inc.